EXHIBIT 23.1
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[GRAPHIC OMITTED -- LOGO]
GRANT THORNTON LLP


        Consent of Independent Registered
        Public Accounting Firm

                                                   Grant Thornton LLP
                                                   Sun Life Plaza, East Tower
                                                   1000-112 4th Avenue SW
                                                   Calgary, AB
                                                   T2P 0H3

                                                   T (403) 260-2500
                                                   F (403) 260-2571
                                                   www.GrantThornton.ca




To the Board of Directors of Compton Petroleum Corporation

We consent to the inclusion in this annual report on Form 40-F of:

o our Independent Auditors' Report dated March 24, 2008 on the consolidated balance sheets of Compton Petroleum Corporation (the "Company") as at December 31, 2007 and 2006, and the consolidated statements of earnings and other comprehensive income, retained earnings and cash flow for each of the three years in the period ended December 31, 2007; and

o our Independent Auditors' Report dated March 24, 2008 on the effectiveness of internal control over financial reporting as at December 31, 2007;

each of which is contained in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2007.




                                                      /s/ GRANT THORNTON LLP
Calgary, Canada
March 26, 2008                                            Chartered Accountants